Exhibit 10.3
EXECUTION COPY
SIXTH AMENDMENT TO CREDIT AGREEMENT
          SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”), dated as of October 30, 2009, by and among TRICO MARINE SERVICES, INC., a Delaware corporation (the “Borrower”), TRICO MARINE ASSETS, INC., a Delaware corporation (“Trico Assets”), as a Guarantor, and TRICO MARINE OPERATORS, INC., a Louisiana corporation (“Trico Operators”), as a Guarantor, the Lenders party hereto (each, a “Lender” and, collectively, the “Lenders”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
WITNESSETH:
          WHEREAS, the Borrower, Trico Assets, Trico Operators, the Lenders from time to time party thereto, and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of August 29, 2008, and amended by (i) the First Amendment to Credit Agreement, dated as of March 10, 2009, (ii) the Second Amendment to Credit Agreement dated as of May 8, 2009, (iii) the Third Amendment to Credit Agreement dated as of May 14, 2009, (iv) the Fourth Amendment and Consent to Credit Agreement dated as of July 29, 2009 and (v) the Fifth Amendment to Credit Agreement dated as of August 5, 2009 (the “Credit Agreement”);
          WHEREAS, subject to the terms and conditions of this Sixth Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided;
          NOW, THEREFORE, it is agreed:
I. Amendments to Credit Agreement.
          1. The definition of “Consolidated EBITDA” appearing in Section 1 of the Credit Agreement is amended by deleting the period at the end of such definition and adding the following text in lieu thereof:
          “; provided, further, that the calculation of Consolidated EBITDA shall exclude any and all non-cash gains and losses in connection with embedded derivatives related to the Senior Notes.”.
          Notwithstanding anything to the contrary contained herein, the amendment to the definition of “Consolidated EBITDA” set forth in this Section 1 shall apply retroactively as of September 30, 2009.
          2. The definition of “Maturity Date” appearing in Section 1 of the Credit Agreement is hereby amended by deleting the text “July 15, 2010” appearing therein and inserting the text “December 31, 2011” in lieu thereof.

          3. The definition of “Mortgaged Vessels” appearing in Section 1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Mortgaged Vessels” shall mean, at any time, each Collateral Vessel and each Additional Collateral Vessel which is subject to a first priority perfected Vessel Mortgage at such time. On the Sixth Amendment Effective Date, Mortgaged Vessels are the Vessels set forth in Schedules XIV and XVIII hereto.”.
          4. The definition of “Multiple Asset Sale Proceeds” is hereby amended by deleting the text “Section 4.03(f)” appearing therein and inserting the text “Section 4.03(g)” in lieu thereof.
          5. The definition of “Multiple Asset Sale Threshold” is hereby amended by deleting the text “Section 4.03(f)” appearing therein and inserting the text “Section 4.03(g)” in lieu thereof.
          6. The definition of “Single Asset Sale Proceeds” is hereby amended by deleting the text “Section 4.03(e)” appearing therein and inserting the text “Section 4.03(f)” in lieu thereof.
          7. Section 3.02 is hereby amended by deleting the text “$10,000,000” appearing in subclause (i) thereof and inserting the text “$5,000,000” in lieu thereof.
          8. Section 4.01(c) is hereby amended by deleting the text “1/4” appearing in the fourth line therein and inserting the text “1/8” in lieu thereof.
          9. Section 4.01 is hereby further amended by adding the following text as new clause (g):
     “(g) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender which is a Non-Defaulting Lender a utilization fee (the “Utilization Fee”), in Dollars, for each day that the Aggregate Exposure exceeds 50% of the Total Commitment computed at a rate per annum equal to 3% on the Aggregate Exposure on such day. The accrued Utilization Fee shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Commitment is terminated.”.
          10. Section 2.09 is hereby amended in its entirety to read as follows:
     “2.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing in respect of the making of any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 a.m. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an “Interest Period”) applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a three- or six-month period or such other period as may be agreed by the Lenders (it being understood, however, that during the three-month period preceding the Maturity Date the Borrower, with the consent of the Administrative Agent, may select an Interest Period of less than three months so long as such Interest Period ends no later than the Maturity Date); provided that:
     (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;
     (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Revolving Loan and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day immediately following the day on which the immediately preceding Interest Period applicable thereto expires;
     (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;
     (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
     (v) no Interest Period longer than three months may be selected at any time when an Event of Default is then in existence;
     (vi) no Interest Period in respect of any Borrowing shall be selected which extends beyond the Maturity Date; and
     (vii) the selection of Interest Periods shall be subject to the provisions of Section 2.02.
          If by 11:00 a.m. (New York time) on the third Business Day preceding the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect a new Interest Period to be applicable to such Revolving Loans as provided above, the Borrower shall be deemed to have elected a one month Interest Period to be applicable to such Revolving Loans effective as of the expiration date of such current Interest Period.”.
          11. Section 4.03 is hereby amended and restated in its entirety to read as follows:
          “4.03 Mandatory Reduction of Commitments.
     (a) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Maturity Date.

     (b) On each Scheduled Commitment Reduction Date, the Total Commitment shall be automatically reduced by an aggregate principal amount as is set forth opposite each such Scheduled Commitment Reduction Date below (each such reduction, as the same may be reduced as provided in Section 4.03(j), a “Scheduled Commitment Reduction”):

Amount of Total Commitment to be
reduced on the relevant Scheduled
Scheduled Commitment Reduction Date	Commitment Reduction Date
January 1, 2010	$3,500,000
April 1, 2010	$3,500,000
July 1, 2010	$3,500,000
October 1, 2010	$3,500,000
January 1, 2011	$3,500,000
April 1, 2011	$3,500,000
July 1, 2011	$3,500,000
October 1, 2011	$3,500,000
The Maturity Date	The amount required to reduce the Total Commitment to zero
     (c) In addition to, but without duplication of, any other mandatory repayments or commitment reductions required pursuant to this Section 4.03, on (i) the Business Day of any Collateral Disposition (other than a Collateral Disposition constituting an Event of Loss) involving a Mortgaged Vessel (other than a Designated Mortgaged Vessel) and (ii) the earlier of (A) the date which is 180 days following any Collateral Disposition constituting an Event of Loss involving a Mortgaged Vessel (other than a Designated Mortgaged Vessel) and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Administrative Agent of the insurance proceeds relating to such Event of Loss, the Total Commitment shall be automatically reduced (without further action of the Borrower being required) in an amount equal to the Total Commitment multiplied by a fraction (A) the numerator of which is equal to the Appraised Value (as determined in accordance with the most recent appraisal report delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 9.01(h)) of the Mortgaged Vessel or Mortgaged Vessels which is or are the subject(s) of such Collateral Disposition

(or which is/are owned by a Vessel Owning Subsidiary that is the subject of a Collateral Disposition, as the case may be) and (B) the denominator of which is equal to the Mortgaged Vessel Value (such value to exclude the Designated Mortgaged Vessels), as determined in accordance with the most recent appraisal reports delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 9.01(h) before giving effect to such Collateral Disposition).
     (d) In addition to, but without duplication of, any other mandatory repayments or commitment reductions required pursuant to this Section 4.03, in the event of any Collateral Disposition involving a Designated Mortgaged Vessel, the Total Commitment shall be reduced by 50% (i) the Business Day of such Collateral Disposition (other than a Collateral Disposition constituting an Event of Loss) and (ii) the earlier of (A) the date which is 180 days following such Collateral Disposition if such Collateral Disposition constitutes an Event of Loss and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Administrative Agent of the insurance proceeds relating to such Collateral Disposition.
     (e) In addition to, but without duplication of, any other mandatory repayments or commitment reductions required pursuant to this Section 4.03, in the event that both the Designated Mortgaged Vessels have been subject to Collateral Dispositions, the Total Commitment shall be reduced to zero on (i) the Business Day of the last such Collateral Disposition (other than a Collateral Disposition constituting an Event of Loss) and (ii) the earlier of (A) the date which is 180 days following the last such Collateral Disposition if such Collateral Disposition constitutes an Event of Loss and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Administrative Agent of the insurance proceeds relating to the last such Collateral Disposition which constitutes an Event of Loss.
     (f) In addition to, but without duplication of Section 4.03(c) or any other mandatory repayments or commitment reductions required pursuant to this Section 4.03, on the day that the Borrower or any Subsidiary of the Borrower consummates any single Asset Sale (other than the Asset Sale of a Designated Mortgaged Vessel) resulting in gross cash proceeds to the Borrower of $5,000,000 or more, the Total Commitment shall be reduced by an amount equal to 50% of the Net Cash Proceeds from such Asset Sale (the “Single Asset Sale Proceeds”); provided that if a mandatory commitment reduction shall be required to be made pursuant to both (i) Section 4.03(c) or (d) and (ii) this Section 4.03(f), then the Total Commitment shall be reduced by an amount equal to the greater of the amounts required to be used to reduce the Total Commitment under such Sections.
     (g) In addition to, but without duplication of any other mandatory repayments or commitment reductions pursuant to this Section 4.03, on the day that the Borrower or any Subsidiary of the Borrower consummates two or more Eligible Asset Sales that result in gross cash proceeds to the Borrower in excess of $10,000,000 (the “Multiple Asset Sale Threshold”), the Total Commitment shall be reduced by an amount equal to 50% of the Net Cash Proceeds from such Eligible Asset Sales (the “Multiple Asset Sale Proceeds”); provided, however, that on each anniversary of the Third Amendment Effective Date, $5,000,000 of Multiple Asset Sale Proceeds that have been received during the preceding 12 months shall be deducted from the cumulative total of Multiple Asset Sale Proceeds for the purposes of determining whether the Multiple Asset Sale Threshold is met; provided, further, that if a mandatory commitment reduction shall be required to be made pursuant to both (i) Section 4.03(c) or (d) and (ii) this Section 4.03(g), then the Total Commitment shall be reduced by an amount equal to the greater of the amounts required to be used to reduce the Total Commitment under such Sections.
     (h) In addition to, but without duplication of any other mandatory repayments or commitment reduction pursuant to this Section 4.03, no later than the later to occur of (i) the fifth Business Day following the day that the Borrower or any Subsidiary of the Borrower receives Net Cash Proceeds from the sale of the Northern Challenger, the Northern Clipper and/or the Northern Corona and (ii) the fifth Business Day following the Sixth Amendment Effective Date, the Total Commitment shall be reduced by the amount required to reduce the Total Commitment to $25,000,000.
     (i) Each reduction to, or termination of, the Total Commitment pursuant to this Section 4.03 shall be applied to proportionately reduce or terminate, as the case may be, the Revolving Loan Commitment of each Lender.
     (j) Each reduction to, or termination of, the Total Commitment pursuant to (x) Sections 4.02, 4.03(c), 4.03(d), 4.03(e), 4.03(f) or 4.03(g) hereof shall be applied to reduce future Scheduled Commitment Reductions on a pro rata basis (based on the then applicable amounts of such Scheduled Commitment Reductions) and (y) Section 4.03(b) hereof shall be applied to reduce future Scheduled Commitment Reductions in direct order of maturity.”.
          12. Section 5.02(a) is hereby amended by adding the following text immediately following the final sentence of such clause:
     “The Borrower shall repay outstanding Revolving Loans or cash collateralize Letters of Credit with the Net Cash Proceeds from the Collateral Disposition of the Northern Challenger, the Northern Clipper and/or the Northern Corona in an amount equal to 100% of the Net Cash Proceeds of any such Collateral Disposition, which Net Cash Proceeds shall be applied on the later of (x) the fifth Business Day following the Sixth Amendment Effective Date and (y) the fifth Business Day following the date on which the Net Cash Proceeds are received. The Borrower shall repay outstanding Revolving Loans or cash collateralize Letters of Credit with (i) the Net Cash Proceeds received from Collateral Dispositions of Mortgaged Vessels, (ii) Single Asset Sale Proceeds and (iii) Multiple Asset Sale Proceeds, in each case on the first Business Day following receipt of such proceeds.”.
          13. Section 9.14(a) is hereby amended in its entirety to read as follows:
     “9.14 Flag of Mortgaged Vessels; Vessel Classifications. The Borrower will, and will cause each of its Subsidiaries to, cause each Mortgaged Vessel to be registered under the laws and flag of Cyprus, Malta, Norway, England, Bahamas, Vanuatu, Dominica, Mexico, the United States or any other jurisdiction acceptable to the Required Lenders;

provided that (x) only the Mortgaged Vessels registered under the laws and flag of Vanuatu and Mexico on the Sixth Amendment Effective Date shall be permitted to be registered under the laws and flag of either such jurisdiction and (y) the Borrower will not, and will not permit any of its Subsidiaries to, change the flag of any Mortgaged Vessel from the flag of such Mortgaged Vessel on the Sixth Amendment Effective Date without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld).”
          14. Section 9 is hereby further amended by adding the following text as new Section 9.19:
     “9.19 Payments on Second-Lien Notes. The Borrower shall make all payments on the Second-Lien Notes in shares of its Capital Stock to the maximum extent permitted under the Second-Lien Notes Documentation, unless (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) the Total Commitment has been permanently reduced to $25,000,000 or lower and (iii) after giving effect to all such payments, the Borrower Free Liquidity shall be at least $25,000,000.”.
          15. Section 9 is hereby further amended by adding the following text as new Section 9.20:
          “9.20 Payment of TMS Intercompany Indebtedness. The Borrower shall cause Trico Shipping AS to repay the TMS Intercompany Indebtedness in an amount equal to 100% of the Net Cash Proceeds from the Collateral Disposition of the Northern Challenger, the Northern Clipper and/or the Northern Corona on the later of (x) the fifth Business Day following the Sixth Amendment Effective Date and (y) the fifth Business Day following the date on which such Net Cash Proceeds are received.”.
          16. Section 10.01 is hereby amended and restated in its entirety to read as follows:
     “10.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or collaterally assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):
     (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

     (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as maritime privileges, carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens which are in existence less than 120 days from the date of creation thereof, and (x) which do not in the aggregate materially detract from the value of the Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;
     (iii) Liens in existence on the Original Effective Date which are listed, and the property subject thereto described, in Schedule VIII, and any refinancings, renewals, replacements and extensions thereof, provided that the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not exceed the amount permitted under Section 10.04(iii);
     (iv) Liens created pursuant to the Security Documents;
     (v) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 10.04(iv), provided that, except as otherwise permitted by clause (xvii) of this Section 10.01, (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;
     (vi) Liens placed upon Real Property, equipment, machinery or vessels (including, in each case, any accounts receivable and other general intangibles associated therewith) acquired or constructed after the Original Effective Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries and placed at the time of the acquisition or construction thereof by the Borrower or such Subsidiary or within 270 days after such acquisition or the completion of such construction, as the case may be, to secure Indebtedness incurred to pay all or a portion of the purchase price or construction cost thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of any such equipment, machinery or vessels or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that, except as otherwise permitted by clause (xvii) of this Section 10.01, (x) the Indebtedness secured by such Liens is permitted by Section 10.04(v) and (y) in all events, the Lien encumbering the equipment, machinery or vessels (and related accounts receivable and other general intangibles) so acquired or constructed does not encumber any other asset of the Borrower or any of its Subsidiaries and, provided, further, that individual financings of equipment, machinery or vessels by a single lender or a group of co-lenders may be cross-collateralized to other financings of equipment, machinery or vessels provided solely by such lender or group of lenders;

     (vii) zoning restrictions, easements, trackage rights, leases (other than Capital Leases), licenses, special assessments, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;
     (viii) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;
     (ix) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash (including the stated amount of all letters of credit) and the fair market value of all other property subject to such Liens does not exceed $20,000,000 at any time outstanding;
     (x) statutory and common law landlords’ liens under leases to which the Borrower or any of its Subsidiaries is a party;
     (xi) deposits or pledges required in the ordinary course of business in connection with, or to secure payment of, payroll taxes, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations (other than any Lien imposed by ERISA) and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice, provided that, in each case, such Liens (I) do not encumber any Collateral, (II) do not secure the payment of Indebtedness and (III) do not in the aggregate impair in any material respect the use of the property of the Borrower or any of its Subsidiaries in the operation of their business;
     (xii) Permitted Encumbrances;
     (xiii) Liens for crew’s wages, for wages of stevedores or for general average, salvage (including contract salvage) or collision;
     (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (xv) Liens arising out of the sale and lease-back transactions permitted under Section 10.02, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;
     (xvi) Liens (other than Liens on any of the Collateral) not otherwise permitted pursuant to this Section 10.01 which secure obligations permitted under this Agreement (other than Indebtedness for, or in respect of, borrowed money) not exceeding $5,000,000 in the aggregate at any time outstanding and which apply to property and/or assets with an aggregate fair market value (as determined by the Borrower in good faith) not to exceed at any time the amount referenced above in this clause (xix);
     (xvii) Liens on the Second-Lien Notes Collateral created pursuant to the Second-Lien Notes Documentation and subject to the terms of the Intercreditor Agreement;
     (xviii) Liens on assets of Trico Supply and its Subsidiaries and Parent Company Liens securing the New Trico Shipping Working Capital Facility provided that the aggregate principal amount of the Indebtedness secured thereunder shall not exceed $50,000,000, at any one time outstanding; and
     (xix) Liens on assets of Trico Supply and its Subsidiaries and Parent Company Liens securing the Trico Shipping Senior Secured Notes Documents; provided that the aggregate principal amount of the Indebtedness secured thereunder shall not exceed at any one time outstanding $400,000,000 less the aggregate principal amount of the senior notes issued thereunder which are redeemed, repurchased or otherwise retired.
     In connection with the granting of Liens described in clauses (v) and (vi) above by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).”.
          17. Section 10.03 is hereby amended by deleting clause (iv) therein in its entirety.
          18. Section 10.04 is hereby amended and restated in its entirety to read as follows:
          “10.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:
     (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;
     (ii) Indebtedness under (x) Interest Rate Protection Agreements which are nonspeculative in nature and are entered into with respect to other Indebtedness permitted to remain outstanding or be incurred, as the case may be, pursuant to this Section 10.04, and (y) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 10.05(vi);
     (iii) (A) Existing Indebtedness listed on Schedule V (including Indebtedness incurred pursuant to commitments listed thereon) and (B) Indebtedness issued to refinance or replace any such Existing Indebtedness, provided that (I) the obligor or obligors on the Existing Indebtedness so refinanced or replaced is the obligor or obligors on such refinancing or replacement Indebtedness, (II) the principal amount of the Indebtedness issued to refinance or replace such Existing Indebtedness is not increased beyond the greater of (x) the sum of (m) the amount outstanding thereunder, including accrued and unpaid interest, fees, expenses and other charges, on the date of such refinancing or replacement (and, in the case of revolving credit facilities, the maximum amount available for borrowing thereunder is not increased above the amount in place on the Original Effective Date (as such amount may have been reduced as provided in preceding clause (A))) plus (n) reasonable fees and expenses incurred in connection with such refinancing or replacement and (y) the lesser of 60% of the appraised fair market value of the assets securing such Existing Indebtedness and the amount of Indebtedness which could be incurred, such that the Borrower would be in compliance with the Financial Covenants on a pro forma basis after giving effect to the incurrence thereof, (III) such Indebtedness is not secured other than by Liens on the assets of the Borrower or any Subsidiary of the Borrower which were previously subject to Liens securing the Existing Indebtedness being refinanced or replaced as permitted by Section 10.01(iii) or Liens otherwise permitted under Section 10.01(xix), and (IV) at the time of, and immediately after giving effect to, the incurrence of such refinancing or replacement Indebtedness, no Default or Event of Default shall be in existence;
     (iv) Indebtedness of any Subsidiary of the Borrower evidenced by Capitalized Lease Obligations, provided that (x) at the time of, and after giving effect thereto, no Default or Event of Default shall be in existence and (y) in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations permitted by this clause (iv) exceed $25,000,000 at any time outstanding;
     (v) purchase money Indebtedness of the Borrower or any Subsidiary described in Section 10.01(vi), provided that (x) no Default or Event of Default exists at the time of the incurrence thereof and after giving effect thereto and after giving effect thereto and (y) after giving effect to the incurrence thereof the Borrower is in compliance with the Financial Covenants on a pro forma basis;
     (vi) unsecured Indebtedness of the Borrower and the Guarantors, provided that (x) no Default or Event of Default exists at the time of the incurrence thereof and after giving effect thereto and (y) after giving effect to the incurrence thereof the Borrower is in compliance with the Financial Covenants on a pro forma basis;
     (vii) intercompany Indebtedness to the extent permitted by Section 10.05(vii);
     (viii) (x) Contingent Obligations of any Subsidiary of the Borrower (other than the Borrower and the Guarantors) with respect to Indebtedness and lease obligations of any other Subsidiary of the Borrower otherwise permitted under this Agreement and (y) Contingent Obligations of the Borrower and the Guarantors in the form of guaranties of Indebtedness of their Subsidiaries permitted under Sections 10.04(iv) and (xvii) and of obligations of their Subsidiaries under operating leases entered into in the ordinary course of business;

     (ix) Indebtedness of any Subsidiary of the Borrower with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Subsidiaries, provided that the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this subsection (ix) shall not at any time exceed $10,000,000;
     (x) Indebtedness under operating leases entered into in the ordinary course of business;
     (xi) Indebtedness of the Borrower under the Senior Notes; provided that the aggregate principal of (x) the Second-Lien Notes shall not exceed at any one time outstanding $202,800,000 less the amount thereof redeemed, repaid or repurchased after the Sixth Amendment Effective Date and (y) the 3.00% Senior Convertible Debentures shall not exceed at any one time outstanding $150,000,000 less the amount thereof redeemed, repaid or repurchased after the Sixth Amendment Effective Date;
     (xii) intercompany Indebtedness existing under the Trico Supply Intercompany Loan Documentation, the TMS Intercompany Indebtedness and the Trico Marine Cayman Intercompany Loan;
     (xiii) Indebtedness consisting of the financing of insurance premiums;
     (xiv) so long as no Default or Event of Default then exists or would result therefrom, additional Indebtedness of the Subsidiaries of the Borrower not to exceed $5,000,000 in aggregate principal amount at any time outstanding, which Indebtedness shall be unsecured;
     (xv) Indebtedness consisting of a subordinated non-recourse guarantee issued by the Guarantors (and any additional Subsidiary that becomes a Guarantor after the Third Amendment Effective Date) for the benefit of the holders of Second-Lien Notes as credit support for the Borrower’s obligations under the Second-Lien Notes Indenture;
     (xvi) Indebtedness under the New Trico Shipping Working Capital Facility; provided that the aggregate principal amount of Indebtedness thereof shall not exceed $50,000,000 at any one time outstanding; and
     (xvii) Indebtedness under the Trico Shipping Senior Secured Notes Documents; provided that the aggregate principal amount of Indebtedness thereof shall not exceed at any one time outstanding $400,000,000 less the aggregate principal amount of the senior notes issued thereunder which are redeemed, repurchased or otherwise retired.
          Notwithstanding the foregoing, the guarantees of the Parent of the New Trico Shipping Working Capital Facility and the Trico Shipping Senior Secured Notes Documents shall be subordinated to the Obligations.”.
          19. Section 10.08 is hereby amended and restated in its entirety to read as follows:

     “10.08 Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio on the last day of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

Quarterly Payment Date	Consolidated Leverage Ratio
December 31, 2009	8.50 to 1.00
March 31, 2010	8.50 to 1.00
June 30, 2010	8.50 to 1.00
September 30, 2010	8.50 to 1.00
December 31, 2010	8.00 to 1.00
March 31, 2011	7.00 to 1.00
June 30, 2011	6.00 to 1.00
September 30, 2011 and thereafter	5.00 to 1.00
          20. Section 10.11(ii) is hereby amended and restated in its entirety to read as follows:
     “(ii) amend, modify or change any provision of the Trico Supply Intercompany Loan Documentation, except for (x) amendments to the interest rate and other terms thereof necessary to comply with applicable law or any rule, regulation, judgment or similar act of any governmental authority and (y) modifications to expressly subordinate any and all payments arising under the Trico Supply Intercompany Loan Documentation to payments arising under each of the Trico Shipping Senior Secured Notes Documents and New Trico Shipping Working Capital Facility and (z) modifications to permit interest to accrue if Trico Supply has insufficient funds available to make such interest payment, or such payment would result in a default under other indebtedness of Trico Supply, and provide that any such accrued and unpaid interest will be added to the principal amount thereof and accrue interest;”.
          21. Section 10.12 is hereby amended and restated in its entirety to read as follows:
          “Section 10.12 [Intentionally Omitted].”.
          22. Section 10.13 is hereby amended and restated in its entirety to read as follows:

     “Section 10.13 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, the Senior Notes, the Trico Marine Cayman Intercompany Loan, the TMS Intercompany Indebtedness, the Trico Supply Intercompany Loan Documentation, the Trico Shipping Senior Secured Notes Documentation (as in effect on the Sixth Amendment Effective Date) and the New Trico Shipping Working Capital Credit Facility (as in effect on the Sixth Amendment Effective Date), (iii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (iv) customary provisions restricting assignment of any agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (v) restrictions on the transfer of any asset pending the close of the sale of such asset, and (vi) restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01(iii), (v) or (vi).”.
          23. Section 10 is hereby amended further by adding the following as new Section 10.19:
     “10.19 Collateral Maintenance. The Borrower will not permit the Aggregate Appraised Value of the Mortgaged Vessels to equal less than 120% of the Total Commitment at any time; provided that, so long as any Default in respect of this Section 10.19 is not caused by any voluntary Collateral Disposition, such Default shall not constitute an Event of Default so long as within 60 days of the occurrence of such Default, the Borrower shall either (i) post additional Collateral satisfactory to the Required Lenders, pursuant to security documentation reasonably satisfactory in form and substance to the Administrative Agent, sufficient to cure such Default (and shall at all times during such period and prior to satisfactory completion thereof, be diligently carrying out such actions) or (ii) make such reductions of the Total Commitment in an amount sufficient to cure such default and repay the Revolving Loans and/or cash collateralize Letters of Credit to the extent required by Section 5.02(a) (it being understood that (i) any action taken in respect of this proviso shall only be effective to cure such Default pursuant to this Section 10.19 to the extent that no Default or Event of Default exists hereunder immediately after giving effect thereto and (ii) so long as such Default is in existence and has not been cured, the Borrower shall not be permitted to incur and Revolving Loans or request the issuance of any Letters of Credit).”.
          24. Section 11.03 is hereby amended and restated in its entirety to read as follows:
     “11.03 Covenants. The Borrower or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in

     Sections 9.01(g), 9.08, 9.11(c), 9.13, 9.16 or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement (other than those referred to in Section 11.01, 11.02 or clause (i) of this Section 11.03) contained in this Agreement and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the defaulting party by the Administrative Agent or the Required Lenders; or”.
          25. Section 11.11 is hereby amended and restated in its entirety to read as follows:
     “Section 11.11 New Trico Working Capital Credit Facility. An Event of Default under and as defined in the New Trico Working Capital Credit Facility shall have occurred.”.
          26. Section 11.12 is hereby amended and restated in its entirety to read as follows:
     “Section 11.12 Trico Shipping Senior Secured Notes Documents. An Event of Default under and as defined in the Trico Shipping Senior Secured Notes Documents shall have occurred.”.
          27. Section 1 is hereby amended by inserting each of the following new definitions in alphabetical order:
     “Aggregate Appraised Value” shall mean at any time, the sum of the Appraised Value of all Mortgaged Vessels owned by the Borrower and the Guarantors which have not been sold, transferred, lost or otherwise disposed of.
     “Aggregate Exposure” at any time shall mean the aggregate principal amount of Loans then outstanding plus the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Loans).
     “Borrower Free Liquidity” shall mean at any time the sum of (x) the unrestricted cash and Cash Equivalents held by the Borrower and its Subsidiaries; provided that such amount is freely transferrable to the Borrower and its Subsidiaries without cost (other than immaterial transaction fees) but in any event excluding any Subsidiaries of the Borrower comprising the Trico Supply Group at such time and (y) the Total Unutilized Revolving Loan Commitment at such time.
     “Designated Mortgaged Vessel” shall mean each of the M/V Trico Mystic and the M/V Trico Moon.
     “New Trico Shipping Working Capital Facility” shall mean that certain Credit Agreement, dated as of October 30, 2009, among Trico Marine Cayman, LP, Trico Holdco, LLC, Trico Supply AS, the subsidiary guarantors listed therein, Trico Shipping AS, as borrower, the lenders party thereto from time to time and Nordea Bank Finland plc, New York Branch, as administrative agent, providing for the extension of a working capital facility to the Borrower in the initial principal amount of $33,000,000, and all other documents, instruments and agreements executed and delivered in connection with the New Trico Shipping Working Capital Facility, including but not limited to the TMS Guaranty (as defined therein) by the Borrower and the related Security Documents (as defined therein).
     “Parent Company Liens” shall mean, collectively, the Liens on the Capital Stock of Trico Holdco LLC and the Trico Marine Cayman Intercompany Loan and the assets of Trico Marine Cayman, L.P. and Trico Holdco LLC.
     “Scheduled Commitment Reduction” shall have the meaning provided in Section 4.03(b).
     “Scheduled Commitment Reduction Date” shall mean the first Business Day of each January, April, July and October.
     “Sixth Amendment” shall mean the Sixth Amendment to Credit Agreement, dated as of October 30, 2009.
     “Sixth Amendment Effective Date” has the meaning provided in the Sixth Amendment.
     “Trico Shipping Senior Secured Notes” shall mean Trico Shipping AS’s 11 7/8% Senior Secured Notes due November 1, 2014, issued pursuant to the Senior Secured Note Indenture.
     “Trico Shipping Senior Secured Notes Documents” shall mean the Trico Shipping Senior Secured Notes and all other documents, instruments and agreements executed and delivered in connection with the Trico Shipping Senior Secured Notes, including, but not limited to, the Trico Shipping Senior Secured Notes Indenture, as amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
     “Trico Shipping Senior Secured Notes Indenture” shall mean the Indenture, dated as of October 30, 2009, pursuant to which the Trico Shipping Senior Secured Notes, have been issued.
     “Trico Supply Group” shall mean Trico Supply and its Subsidiaries.
     “Utilization Fee” shall have the meaning set provided in Section 4.01(b).
     “Vessel Owning Subsidiary” shall mean any Subsidiary of the Borrower that owns a Mortgaged Vessel.

          28. The Credit Agreement is hereby further amended by deleting Schedules V and XVIII to the Credit Agreement and inserting new Schedules V and XVIII in the form attached to this Sixth Amendment in lieu thereof.
II. Miscellaneous Provisions.
          1. In order to induce the Lenders to enter into this Sixth Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Sixth Amendment Effective Date (as defined herein) before or after giving effect to this Sixth Amendment and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Sixth Amendment Effective Date both before and after giving effect to this Sixth Amendment, with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).
          2. The Credit Agreement is modified only by the express provisions of this Sixth Amendment and this Sixth Amendment shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document except as specifically set forth herein.
          3. This Sixth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
          4. THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          5. This Sixth Amendment shall become effective on the date (the “Sixth Amendment Effective Date”) when (i) the Borrower, each other Credit Party and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / email: myip@whitecase.com) and (ii) the New Trico Shipping Working Capital Facility shall have become effective in accordance with its terms. The amendments contained in this Sixth Amendment shall become effective as of the Sixth Amendment Effective Date, other than the amendment to the definition of Consolidated EBITDA set forth in Article 1 of this Sixth Amendment, which shall become effective as of September 30, 2009.
          6. The partners hereto acknowledge that on the Sixth Amendment Effective Date the Total Commitment is $35,000,000, it being understood that Nordea Bank and

Bayerische Hypo- Und Vereinsbank AG’s respective Percentages of the Total Commitment shall be 80% and 20%, respectively.
          7. From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.
* * *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Sixth Amendment as of the date first above written.

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent
By:	/s/ Martin Lunder
	Name:	Martin Lunder
	Title:	Senior Vice President

By:	/s/ Martin Kahm
	Name:	Martin Kahm
	Title:	Vice President

Signature page to Trico $50mm Sixth Amendment

BAYERISCHE HYPO- UND VEREINSBANK, as a Lender
By:	Stephan Somitsch
	Name:	Stephan Somitsch
	Title:	Vice President

By:	/s/ Que Phuong Pham
	Name:	Que Phuong Pham
	Title:	Credit Analyst

Signature page to Trico $50mm Sixth Amendment

TRICO MARINE SERVICES, INC.
By:	/s/ Joseph S. Compofelice
	Name:	Joseph S. Compofelice
	Title:	Chief Executive Officer

Signature page to Trico $50mm Sixth Amendment

          By executing and delivering a copy hereof, each Guarantor hereby acknowledges and agrees that all Guaranteed Obligations of the Guarantors shall be fully guaranteed pursuant to the Guaranty set forth in the Credit Agreement and shall be fully secured pursuant to the Security Documents, in each case in accordance with the respective terms and provisions thereof. Each of the undersigned, each being a Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Sixth Amendment, hereby consents to the entering into of this Sixth Amendment and agrees to the provisions hereof.

Acknowledged and Agreed by: TRICO MARINE ASSETS INC., as a Guarantor
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Vice President

TRICO MARINE OPERATORS, INC., as a Guarantor
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Vice President

Signature page to Trico $50mm Sixth Amendment

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE FIRST DATE WRITTEN ABOVE, AMONG TRICO MARINE SERVICES, INC., TRICO MARINE ASSETS INC., TRICO MARINE OPERATORS, INC., VARIOUS FINANCIAL INSTITUTIONS AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

NORDEA BANK NORGE ASA, CAYMAN ISLANDS BRANCH
By:	/s/ Martin Lunder
	Name:	Martin Lunder
	Title:	Senior Vice President

By:	/s/ Martin Kahm
	Name:	Martin Kahm
	Title:	Vice President

Signature page to Trico $50mm Sixth Amendment

SCHEDULE V
EXISTING INDEBTEDNESS

Amounts
Indebtedness	(in thousands)
6.11% MARAD Bonds accepted by Trico Marine International, Inc. and guaranteed by the U.S. Maritime Administration	$8,545

SCHEDULE XVIII
ADDITIONAL COLLATERAL VESSELS

Name of Vessel	Jurisdiction of Flag
TRUCKEE RIVER	Dominica
POWDER RIVER	U.S.
ROE RIVER	Dominica
STONES RIVER	U.S.
BUFFALO RIVER	U.S.
ELKHORN RIVER	U.S.
WOLF RIVER	U.S.
SOUTHERN RIVER	U.S.
PECOS RIVER	Dominica
SUWANNEE RIVER	Dominica
RUBY RIVER	U.S.
PALMA RIVER	Mexico
OAK RIVER	Dominica
TRINITY RIVER	Dominica